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 CUSIP No. 441560109                  13-G                   Page 7  of  8 Pages


                            EXHIBIT 1 TO SCHEDULE 13G
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                                  APRIL 9, 1998
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               MORGAN  STANLEY,  DEAN WITTER,  DISCOVER & CO. AND MORGAN STANLEY

               ASSET    MANAGEMENT    LIMITED   hereby   agree   that,    unless

               differentiated,  this  Schedule 13G is filed on behalf of each of the parties.


            MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

            BY: /s/ Bruce Bromberg
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            Bruce Bromberg / Vice President Morgan Stanley & Co., Incorporated

            MORGAN STANLEY ASSET MANAGEMENT LIMITED

            BY: /s/ Peter A. Nadosy
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            Peter A. Nadosy / Director Morgan Stanley Asset Management Limited





* Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).